UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 8, 2016

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

1-32414

(Commission

File Number)

Texas	72-1121985
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address of Principal Executive Offices)

713.626.8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On April 8, 2016, W&T Offshore, Inc. (the “Company”) Wells Fargo Bank, National Association (“Wells Fargo”) and Wilmington Trust, National Association (“Wilmington Trust”) entered into an Agreement of Resignation, Appointment and Acceptance (the “Agreement of Resignation”), with respect to the Company’s 8.5% Senior Notes due 2019.

Pursuant to the terms of the Agreement of Resignation, effective April 18, 2016, Wells Fargo will resign as Trustee under the Indenture, dated as of June 10, 2011, by and among the Company, Wells Fargo, as Trustee and the Guarantors named therein (the “Indenture”), related to the Company’s 8.5% Senior Notes due 2019, and Wilmington Trust will accept its appointment as Trustee under the Indenture and assume all of the rights, powers, trusts and duties of Wells Fargo thereunder.

The address of the corporate trust office for Wilmington Trust is 15950 North Dallas Parkway, Suite 550, Dallas, Texas 75248. A copy of the Agreement of Resignation is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Agreement of Resignation, Appointment and Acceptance, dated as of April 8, 2016, by and among W&T Offshore, Inc., Wells Fargo Bank, National Association and Wilmington Trust, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC. (Registrant)

Dated: April 11, 2016	By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Agreement of Resignation, Appointment and Acceptance, dated as of April 8, 2016, by and among W&T Offshore, Inc., Wells Fargo Bank, National Association and Wilmington Trust, National Association.